Oak Elite ADV℠ Application

Issued by Midland National® Life Insurance Company

MIDLAND NATIONAL.

Mail to: P.O. Box 9261, Des Moines, IA 50306-9261
Overnight: 8300 Mills Civic Pkwy, West Des Moines, IA 50266-3833
1-866-747-3421 | SecuritiesNB@sfgmembers.com

1. Type of ownership

☐ Individual/Joint ☐ Custodian ☐ UGMA/UTMA ☐ Trust* ☐ Other ____________

** If Owner is a Trust, you must complete and submit the certification of trust agreement with this application.*

2. Owner information

If Owner is a non-resident alien, submit IRS Form W8-BEN. This form is available at www.IRS.gov.

Name or Non-natural entity (first, middle initial, last)			SSN/TIN/EIN
Gender: ☐ M ☐ F	Citizenship: ☐ U.S. Citizen ☐ Resident alien/Citizen of: ____________		DOB/Trust date (mm/dd/yyyy)
Street address (P.O. Boxes are not allowed)**			Apartment/Suite number
City	State	ZIP	Phone number

3. Joint Owner information

This is optional. A Joint Owner is not available for non-natural owned or Qualified Annuities.

Name (first, middle initial, last)			Social Security number
Gender: ☐ M ☐ F	Citizenship: ☐ U.S. Citizen ☐ Resident alien/Citizen of: ____________		Date of birth (mm/dd/yyyy)
Street address (P.O. Boxes are not allowed)**			Apartment/Suite number
City	State	ZIP	Phone number
Relationship to Owner: ☐ Spouse ☐ Other: ____________			

4. Annuitant information

Complete this section if the Owner is a non-natural entity.

Name (first, middle initial, last)			Social Security number
Gender: ☐ M ☐ F	Citizenship: ☐ U.S. Citizen ☐ Resident alien/Citizen of: ____________		Date of birth (mm/dd/yyyy)
Street address (P.O. Boxes are not allowed)**			Apartment/Suite number
City	State	ZIP	Phone number

** If your mailing address is different than your street address, please list on a separate piece of paper with the Owner(s)'s signature and date.

NOT FDIC/NCUA INSURED, MAY LOSE VALUE INCLUDING LOSS OF PRINCIPAL, NO BANK/CU GUARANTEE, NOT A DEPOSIT, NOT INSURED BY ANY FEDERAL GOVERNMENT AGENCY.

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5. Beneficiary information

In the event of the owner's death, the death benefit is payable to the owner's primary beneficiary. If the owner's primary beneficiary is no longer living at the time of the owner's death, the owner's contingent beneficiary will receive the death benefit. If there are joint owners, the death benefit is payable upon the first death. If there are joint owners, the surviving owner, if any, will be designated sole primary beneficiary. Non-spousal joint owners cannot name contingent beneficiaries.

Per stirpes definition: A common way of distributing proceeds where if one or more beneficiaries has died, his or her children share equally in his or her share of the proceeds.

Per capita definition: Proceeds are split amongst the beneficiaries that survive the owner. If one of the beneficiaries does not survive the owner, then the remaining beneficiaries receive the proceeds split equally.

☐ Primary ☐ Contingent | ☐ Per stirpes ☐ Per capita

Name (first, middle initial, last)	SSN	Percentage %
Relationship to Owner	Phone number	DOB (mm/dd/yyyy)
Mailing address	Email address	

☐ Primary ☐ Contingent | ☐ Per stirpes ☐ Per capita

Name (first, middle initial, last)	SSN	Percentage %
Relationship to Owner	Phone number	DOB (mm/dd/yyyy)
Mailing address	Email address	

☐ Primary ☐ Contingent | ☐ Per stirpes ☐ Per capita

Name (first, middle initial, last)	SSN	Percentage %
Relationship to Owner	Phone number	DOB (mm/dd/yyyy)
Mailing address	Email address	

☐ Primary ☐ Contingent | ☐ Trust

Accepted trust types are listed on the non-living entity ownership types flyer. Additional documentation may be required to determine whether we can accept the trust as beneficiary. If the trust named as beneficiary is not an accepted trust type, the trustee(s) waive any and all claims against Midland National Life Insurance and agree to release, indemnify and hold harmless Midland National, its officers, employees, representatives, and affiliates from and against any and all claims, legal or financial, associated with naming the trust as beneficiary of the contract.

Full trust name	Trust date (mm/dd/yyyy)	Tax ID number (TIN)	Percentage %
Trustee name (first, middle initial, last)	Trustee SSN	Trustee phone number	Trustee DOB (mm/dd/yyyy)
Trustee mailing address		Email address	

If additional trustees apply, please list their name, mailing address, and phone number on a separate piece of paper with the owner(s)'s signature and date.

☐ Primary ☐ Contingent | ☐ Corporation (additional forms may be required) ☐ Estate ☐ Other

Entity name	Phone number	Tax ID number (TIN)	Percentage %
Mailing address		Email address	

Please list in whole percentages only. If the beneficiary information is missing or incomplete, the beneficiary designation will default to the Owner/Joint Owner's estate. If you are designating additional beneficiaries, please list them on a separate piece of paper with the Owner(s)'s signature and date.

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6. Verification of identity To help the government fight the funding of terrorism and money laundering activities, the U.S. government passed the USA Patriot Act, requiring financial institutions, including insurance companies, to obtain, verify, and record information that identifies persons who engage in certain transactions with or through our Company. This means we will need to obtain certain information that allows us to verify your identity. The following information is required for all individuals who are listed as an Owner and/or Joint Owner on an insurance or annuity application. If you do not provide the information, we will not be able to accept your application for an annuity. Owner: If Owner is a Natural Person, complete question 1. If Owner is a Non-natural entity, complete questions 1 and 2. 1. Natural Person/Trust accounts (trustee information): Representative: Please indicate the form of ID presented and used to verify this Owner’s identity. Expired IDs are not acceptable. a. U.S. Citizen Resident alien – country of citizenship: b. Driver’s license State-issued ID Military ID Passport Alien registration card c. State/Country: ID number: Exp. date (mm/dd/yyyy): d. Occupation: Employer name: Years employed: or Retired 2. Non-natural/Business or corporation: a. Trust agreement or Certificate of incorporation b. State/Country: Joint Owner (if applicable) 3. Natural Person information: Representative: Please indicate the form of ID presented and used to verify this Owner’s identity. Expired IDs are not acceptable. a. U.S. Citizen Resident alien – country of citizenship: b. Driver’s license State-issued ID Military ID Passport Alien registration card c. State/Country: number: Exp. date (mm/dd/yyyy): d. Occupation: Employer name: Years employed: or Retired 7. Tax status/Annuity type Non-qualified IRA Roth IRA* Contribution year and amount: Year Amount $ Year Amount $ * Roth IRA: If transfer, provide original conversion/establishment date and amount: 34931Y $102811 5-22 Page 3 of 10

8. Purchase Payment Minimum initial Purchase Payment is $25,000. MAKE CHECKS PAYABLE TO: Midland National FBO: (Owner’s name) Initial Purchase Payment: $ Estimated amount of transfer(s)/1035 Exchange(s): $ 9. Replacement If you are replacing an existing life insurance or annuity Contract, please complete any state required replacement forms. Your registered Representative is required to leave with you the original or a copy of all written or printed sales material used in the sale of this product. Please retain all such copies for future reference. 1. Do you have any existing or pending life insurance or annuity Contracts? Yes No 2. Will this annuity replace or change any existing life insurance or annuity Contracts? Yes No If you answered “yes” to question 2, please provide details, including Company name and Contract number, below. If you have additional Contract numbers, please list them on a separate piece of paper. Existing company name: Existing Contract number: Existing company name: Existing Contract number: 10. Dollar cost averaging This is optional and only available for investments into the separate account investment options; it is not available for the cycle investment options. Dollar cost averaging may not be used with automatic portfolio rebalancing. If you plan to elect dollar cost averaging, please use the dollar cost averaging form included with the sales materials. 11. Automatic portfolio rebalancing This is optional and is not available with the cycle investment options or when dollar cost averaging is elected. I hereby elect automatic portfolio rebalancing. I understand the accumulation value will rebalance to the portfolios selected in the separate account investment options section. Automatic portfolio rebalancing will occur on the Contract anniversary of the month according to the elected frequency, provided that it is a business day. If a frequency is not selected, the default is quarterly. Frequency: Quarterly Semi-annually Annually Please see prospectus for details regarding this feature, as well as restrictions, minimum or maximum limitations, fees, and other applicable information. Automatic portfolio rebalancing cannot be elected if you participate in dollar cost averaging. 34931Y $102812 5-22 Page 4 of 10

12. Investment allocation options

Please designate your allocations in whole percentages only.

Separate Account Investment Options

Investment options	Percent
Equity	
American Funds IS® Asset Allocation 4	_____ %
PIMCO VIT Real Return Adv	_____ %
Fidelity® VIP Growth Opportunities Svc 2	_____ %
PIMCO VIT Short-Term Adv	_____ %
American Funds IS® Global Growth 4	_____ %
Lord Abbett Series Short Duration Inc VC	_____ %

Cycle Investment Options

If you elect any of the cycle investments options below, once your purchase payment is received they will first be placed into the default account until your Cycle becomes available on the Cycle start date.

1-year term			
Index	Protection level	Crediting type	Percent
S&P 500® Index	-10% Buffer	Cap	_____ %
MSCI EAFE	-10% Buffer	Cap	_____ %
MSCI EAFE	-10% Buffer	Participation	_____ %
S&P 500® Index	-10% Buffer	Participation	_____ %
S&P 500® Index	-10% Floor	Cap	_____ %

3-year term			
Index	Protection level	Crediting type	Percent
S&P 500® Index	-10% Buffer	Cap	_____ %
S&P 500® Index	-10% Floor	Cap	_____ %

6-year term			
Index	Protection level	Crediting type	Percent
S&P 500® Index	-10% Buffer	Participation	_____ %
S&P 500® Index	-10% Buffer	Cap	_____ %
S&P 500® Index	-20% Buffer	Cap	_____ %
S&P 500® Index	-30% Buffer	Cap	_____ %
Russell 2000	-10% Buffer	Cap	_____ %
MSCI EAFE	-10% Buffer	Cap	_____ %

Total _____ %

The total of the separate account and cycle investment options must equal 100%. If it does not equal 100%, this application will be considered not in good order.

Investment options are valid as of 5/1/2022. Please see prospectus for any applicable changes.

If additional purchase payments are received after the contract issue date, those purchase payments will be allocated according to the separate account and cycle investment option percentages above. Unless indicated otherwise.

Future cycles will be available on our website, www.srslivewellservice.com, after contract issue. At that time, you may visit our website to indicate any future allocations to the cycle investment option(s).

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13. Electronic information and document delivery consent (eDelivery)

By providing an email address as indicated below, you consent to receiving electronic documents and notices. These include, but are not limited to, summary prospectuses, prospectuses, prospectus supplements, periodic reports, statements, confirmations, privacy notices and other notices and documentation in electronic format when available, instead of receiving paper copies of these documents by U.S. mail. You consent to receive in electronic format any additional documents capable of electronic delivery in the future.

Owner's email address: ______________________________

Joint Owner's (if applicable) email address: ______________________________

I understand that Midland National will send me an email that will require my agreement and confirmation to begin receiving documents electronically, and that I will receive a notification email each time a new document is available for viewing. I confirm I have access to a computer and a Web browser to view these documents. I understand I will need Adobe Acrobat Reader software to access any PDF documents. A free download of this software is available at http://get.adobe.com/reader. I understand that all documents provided in electronic or paper format from Midland National will be considered received and binding.

I understand I can receive a paper copy of documents and/or revoke my consent at any time by calling Midland National at 866-747-3421. This consent will terminate a) when I notify Midland National to terminate; b) when a change of ownership is processed; or c) when the Contract terminates. I understand that Midland National, at its sole discretion, reserves the right to discontinue electronic provision of documents and that notice of any such termination or change will be provided to me as required by law. Midland National does not charge a fee for providing electronic documents; however, I may incur internet access charges, telephone charges, and other third-party charges when receiving electronic documents or downloading required software.

This consent applies to this Contract only. If multiple Contracts are owned, electronic delivery must be elected for each. I understand that if I have a change of email, I will notify the company of this change.

14. Financial information

Midland National financial statements and financial statements for the Separate Accounts are in the Statement of Additional Information (SAI). You may obtain a free copy of the SAI by checking the box below.

☐ **By checking this box, I formally request a free paper copy of the SAI be sent to my address of record.**

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15. Telephone/Electronic authorization By initialing below, I hereby authorize and direct Midland National to act on telephone, internet, or other electronic medium instructions, when proper identification is furnished (Social Security Number, Tax Identification, or other established identifiers), concerning, but not limited to, exchange of units between the Investment Options, to change allocation of future purchase payments, to request partial withdrawals, and/or other authorized transactions. I agree that Midland National is not liable for any losses or expenses arising from any exchange, change in allocation of future purchase payments, or partial withdrawal by acting in accordance with telephone, internet, or other electronic medium instructions that we believe to be genuine. Midland National will employ reasonable procedures to confirm that telephone instructions are genuine. I understand that a confirmation statement for all transactions will be mailed to me at the address of record, or emailed to me if the electronic information and document delivery consent has been given; I acknowledge that I am responsible for promptly reviewing all confirmation statements. I agree to notify Midland National of any erroneous or unauthorized transaction within thirty (30) days of my receipt of such confirmation statement. In absence of initials, Midland National will default to no authorization given to any individuals (including the Registered Representative) for electronic and telephone transactions. I/We hereby authorize my Registered Representative and their assistant(s) to enact changes to my Contract on my behalf. Owner(s)’s initials Owner(s)’s initials I/We hereby authorize the following individuals to enact changes to my Contract on my behalf Name (first, middle initial, last): Social Security number: Name (first, middle initial, last): Social Security number: If a Social Security number is not provided, the proposed individual will not be authorized for certain transactions. This authorization will remain in effect until: 1) Midland National receives written or telephone notification from the Contract Owner; 2) a change of ownership is processed; 3) the Contract is terminated; or 4) the Registered Representative of record is no longer contracted with Midland National. 16. Fraud warnings and other disclosures Alabama: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or who knowingly presents false information in an application for insurance is guilty of a crime and may be subject to restitution, fines, or confinement in prison, or any combination thereof. Colorado: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies. DC: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison. Florida: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree. Kentucky: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime. Louisiana: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison. 34931Y $102815 5-22 Page 7 of 10

16. Fraud warnings and other disclosures (continued) Maine, Tennessee, Virgina, Washington: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or denial of insurance benefits. Maryland: Any person who knowingly or willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly or willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison. New Jersey: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties. New Mexico: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and criminal penalties. Ohio: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud. Oklahoma: WARNING – Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claims for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony. Pennsylvania: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties. Puerto Rico: Any person who knowingly and with the intention of defrauding presents false information in an insurance application, or presents, helps, or causes the presentation of a fraudulent claim for the payment of a loss or any other benefit, or presents more than one claim for the same damage or loss, shall incur a felony and, upon conviction, shall be sanctioned for each violation with the penalty of a fine of not less than five thousand ($5,000) dollars and not more than ten thousand ($10,000) dollars, or a fixed term of imprisonment for three (3) years, or both penalties. Should aggravating circumstances be present, the penalty thus established may be increased to a maximum of five (5) years, if extenuating circumstances are present, it may be reduced to a minimum of two (2) years. Rhode Island: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison. West Virgina: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison. All other states: Any person who knowingly presents a false or fraudulent claim for payment of loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison. 34931Y $102816 5-22 Page 8 of 10

17. Acknowledgment and signatures

My signature below does hereby acknowledge the following information:

I acknowledge receipt of the prospectus. I agree that, to the best of my knowledge and belief, all statements, answers, and provided information in this form are complete and true and may be relied upon in determining whether to issue the applied-for variable annuity. Only the Owner and Midland National have the authority to modify this form. **I understand I am purchasing a variable annuity product and variable annuities and the investment options are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are also subject to market fluctuation, investment risk, and possible loss of principal invested.** I understand IRAs and other qualified plans already provide tax-deferred-like features that may be provided through this Contract. I understand Midland National does not give tax advice and I need to consult with and rely upon my own tax and legal professionals. **I further verify my understanding that all payments and values provided by the Contract, when based on investment experience of the variable account, are variable and not guaranteed as to dollar amount.** All statements and information provided in this application (including all pages) are true, and I agree to all terms and conditions stated herein.

Have you or will you be compensated in any way to purchase this Contract? ☐ Yes ☐ No

Are you paying for this Contract with your own funds? ☐ Yes ☐ No

Have you entered into or are you considering any other agreement in regards to this Contract including, but not limited to, an agreement to sell, transfer, or assign any rights in the Contract? ☐ Yes ☐ No

Taxpayer ID Certification – Under penalties of perjury, I certify that: 1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), 2. I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, 3. I am a U.S. Person (including a U.S. Resident Alien), and 4. I am exempt from Foreign Account Tax Compliance Act (FATCA) reporting.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signed at (city, state, ZIP) (if signed state is different than the state of residency, please complete Non-Resident Verification form)

Owner's signature	Date signed (mm/dd/yyyy)
Joint Owner's signature (if applicable)	Date signed (mm/dd/yyyy)
Spouse's signature* (Only applicable if Owner resides in: AK, AZ, CA, ID, LA, NV, NM, TX, WA, or WI)	Date signed (mm/dd/yyyy)

* If this transaction is subject to a community property interest, we strongly recommend you obtain your spouse's signature to document his/her consent to this transaction. States that recognize community property interests in property held by married persons include Alaska, Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington, and Wisconsin. You understand and agree that Midland National may presume that no community property interest exists if you have not obtained your spouse's signature. Further, you understand and agree that Midland National has no duty to inquire further about any such community property interest. As a result, you agree to indemnify and hold Midland National harmless from any consequences relating to community property interests and this transaction. Please note that the term "spouse" includes domestic partner or other partner as permitted by civil union, domestic partnership, or similar law.

18. Client BIN/Networking/Linking number

Client BIN/Networking/Linking number (For Registered Representative use only – not required by Midland National) ____________________

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19. Registered Representative’s statement Please use the Agent ID number assigned to you by Midland National to sell this variable annuity. I certify I have reviewed this application, determined all questions are answered fully, completely, and accurately as supplied by the applicant, and recorded in full detail as required. Do you have any reason to believe this applicant has any existing annuity or life insurance Contracts? Yes No Do you have any reason to believe the annuity applied for is to replace existing annuity or life insurance Contracts? Yes No (If yes, submit a state replacement form) Registered Representative’s full name (please print) Broker-Dealer name Agent number Percentage % Registerd Reprentative’s signature Date signed (mm/dd/yyyy) Additional Registered Representative’s full name (please print) Agent number Percentage % Agent’s signature Date (mm/dd/yyyy) Securities distributed by Sammons Financial Network®, LLC., member FINRA. Insurance products are issued by Midland National® Life Insurance Company (West Des Moines, IA). Sammons Institutional Group®, Inc. provides administrative services. Sammons Financial Network®, LLC., Midland National® Life Insurance Company, and Sammons Institutional Group®, Inc. are wholly owned subsidiaries of Sammons® Financial Group, Inc. Sammons Retirement Solutions® is a division of Sammons Institutional Group®, Inc. 1625419 34931Y 102818 5-22 Page 10 of 10